UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               December 15, 2005

HOUSEHOLD CREDIT CARD MASTER NOTE TRUST I
(Exact name of registrant as specified in its charter)

                     HSBC FINANCE CORPORATION
(Servicer of the Trust)
(Exact name as specified in Servicer's charter)

Delaware (State or other jurisdiction of incorporation of Servicer	333-74898-01 (Commission File Number)	36-1239445 (IRS Employer Identification Number)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Servicer)		60070 (Zip Code)
Servicer's telephone number, including area code 847/564-5000 Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Number		Exhibit
99(a)

Monthly Servicing Statement with respect to Distribution Date occurring on December 15, 2005 pursuant to the Amended and Restated Transfer and Servicing Agreement, dated as of November 16, 2000, as amended, by and among Household Receivables Funding, Inc. III, as Transferor, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Servicer, and Wilmington Trust Company, as Trustee of the Household Credit Card Master Note Trust I, as Issuer, and the Series 2001-1 Indenture Supplement, dated as of January 25, 2001, by and between the Issuer and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee and Securities Intermediary, with respect to the Class A and Class B notes, Series 2001-1.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Servicer has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HSBC FINANCE CORPORATION, as Servicer of and on behalf of HOUSEHOLD CREDIT CARD MASTER NOTE TRUST I (Registrant) By: /s/ Patrick D. Schwartz Patrick D. Schwartz Authorized Representative
Dated: December 15, 2005
EXHIBIT INDEX
Exhibit Number		Exhibit
99(a)

Monthly Servicing Statement with respect to Distribution Date occurring on December 15, 2005 pursuant to the Amended and Restated Transfer and Servicing Agreement, dated as of November 16, 2000, by and among Household Receivables Funding, Inc. III, as Transferor, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Servicer, and Wilmington Trust Company, as Trustee of the Household Credit Card Master Note Trust I, as Issuer, and the Series 2001-1 Indenture Supplement, dated as of January 25, 2001, by and between the Issuer and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee and Securities Intermediary, with respect to the Class A and Class B notes, Series 2001-1.

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